CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 42 to the Registration Statement on Form N-1A of The Gabelli Value 25 Fund Inc. as filed with the Securities and Exchange Commission on or about March 3, 2017.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

March 3, 2017